CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference in this Registration Statement on Form N1-A of the Old Mutual Discover Value Fund to us under the heading "Independent Registered Public Accounting Firm" and "Financial Statements".

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Denver, Colorado

November 19, 2007